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                                                                   EXHIBIT 21


                     SUBSIDIARIES OF MARTIN INDUSTRIES, INC.

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
                                                                                        Jurisdiction of
Name of Corporation                      Ownership                                       Incorporation
-------------------                      ---------                                       -------------
1166081 Ontario Inc. ("1166081")    100% by Martin Industries, Inc. ("Registrant")      Ontario, Canada
Hunter Technology Inc. ("Hunter")   100% by 1166081                                     Ontario, Canada

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